SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2006

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FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-17771 (Commission file number)	75-2243266 (I.R.S. employer identification no.)

Six Harrison Street New York, New York (Address of principal executive offices)	10013 (Zip Code)

Registrant’s telephone number, including area code: (202) 604-4402

______________________________________________________________________________

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2006, Tribeca Lending Corporation ("Tribeca"), a New York corporation and wholly-owned subsidiary of Franklin Credit Management Corporation, a Delaware corporation, and one of Tribeca’s subsidiaries (the “Tribeca Subsidiary Borrower”) entered into a $100,000,000 Master Credit and Security Agreement (the “New Loan”) with BOS (USA) Inc., an affiliate of Bank of Scotland (the “Lender”). The proceeds of the New Loan were used to consolidate and refinance prior term loans made to certain Tribeca subsidiaries. Interest on the New Loan is payable monthly at a floating rate equal to the Federal Home Loan Bank of Cincinnati 30 day advance rate (“FHLBC Rate”) plus the applicable margin as follows:

If the FHLBC Rate is	The applicable margin is
Less than 2.26%	300 basis points
2.26 to 4.50%	275 basis points
Greater than 4.50%	250 basis points

Upon repayment of the New Loan, the Lender is entitled to receive a fee equal to the lesser of (a) fifty percent (50%) of the remaining payments which are subsequently paid under the remaining pledged mortgage loans related to the New Loan or (b) one-half of one percent (0.50%) of the original principal amount of the New Loan.

The unpaid principal balance of the New Loan will be amortized over a period of twenty (20) years, but matures on March 24, 2009. The Tribeca Subsidiary Borrower is required to make monthly amortization payments and payments of interest on the New Loan.

The facility contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, covenants that require Tribeca and its subsidiaries, together, to maintain a minimum net worth of at least $3,500,000 and rolling four-quarter pretax net income of $750,000. The facility contains events of default customary for facilities of this type.

Tribeca’s and the Tribeca Subsidiary Borrower’s obligations under the facility are secured by (i) a first priority lien on loans acquired by the Tribeca Subsidiary Borrower that are refinanced by the proceeds of the New Loan and (ii) a second priority lien on collateral securing loans made to Tribeca or its subsidiaries under our Master Credit and Security Agreement referred to in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2006 (the “Existing Loan”). In addition, pursuant to a lock-box arrangement, the lender is entitled to receive substantially all sums payable to Tribeca and the Tribeca Subsidiary Borrower in respect of any of the primary collateral under the facility. Tribeca’s New Loan and the Existing Loan are cross-collateralized.

On April 6, 2006, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the Company’s entry into the New Loan.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 6, 2006, entitled “Franklin Credit Subsidiary Enters into $100 Million Credit Facility with Bank of Scotland Affiliate.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN CREDIT MANAGEMENT CORPORATION

Date: April 6, 2006	By:	/s/ Paul D. Colasano
Name: Paul D. Colasano
Title: Chief Financial Officer and Executive Vice President